UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) March 26, 2003

                                  NUTEK, INC.
              (Exact name of Registrant as specified in charter)


           Nevada                       0-29087          87-0374623
    (State or other jurisdiction        (Commission       (I.R.S. Employer
       of incorporation)               File Number)      Identification)

         6330 McLeod Drive, Suite 1, Las Vegas, NV               89120
        (Address of principal executive offices)             (Zip Code)

     Registrant's telephone number, including area code:   (702) 262-2061

ITEM 5. OTHER ITEMS

The Company, along with a number of individual shareholders, filed a federal lawsuit on March 21, 2003 in the United States District Court, District of Nevada, against Ameritrade Holding Corp., E*Trade Group Inc., Fidelity Brokerage Services llc, Maxim Group llc and Charles Schwab & Company Inc., for securities fraud, breach of contract, and negligence, among other claims. The plaintiff group is also demanding declaratory and injunctive relief, including asking for general, special and punitive financial damages; and that the matter be taken up for jury trial in the jurisdiction of the United States District Court's Nevada District.


SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 26, 2003

                              NUTEK, INC.


                              By:
                              /s/ Murray N. Conradie
                              -------------------
                              Murray Conradie, President